GIBRALTAR TO RECORD FOURTH QUARTER 2022 CHARGE FOR PROCESSING BUSINESS WRITE-DOWN
2022 GAAP EPS Range Now Expected to be $2.50 to $2.60
2022 Revenue and Adjusted EPS Ranges Unchanged
Gibraltar to Announce Fourth Quarter Financial Results on February 22

Buffalo, New York, January 31, 2023 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, residential, agtech and infrastructure markets, today announced it will record a fourth quarter 2022 non-cash charge estimated to be $14 million, or $0.35 per share, to write down assets associated with its processing equipment business, which was classified as held for sale as of March 31, 2022, to estimated fair market value. As a result, the Company now expects GAAP earnings per share for the year ended December 31, 2022 to be in the range of $2.50 to $2.60, down from the prior estimated range of $2.90 to $3.00. The revenue range of $1.38 billion to $1.43 billion and adjusted EPS range of $3.30 to $3.40 for the year ended December 31, 2022 are unaffected by the write-down.

Chairman and CEO Bill Bosway stated, “The depressed dynamics of the cannabis and hemp processing equipment market led us to pursue a divestiture of these assets. As we continue our efforts to sell this business, we have determined that its estimated fair market value is less than its carrying amount, and therefore will be taking a charge to adjust book value to estimated market value. We continue to focus on our core Agtech greenhouse solutions that support our growers in the produce, commercial and cannabis markets.”

Gibraltar has provided an estimate of the non-cash charge and a range of expected GAAP earnings because the closing procedures for the fiscal quarter and year ended December 31, 2022 are not yet complete. The preliminary financial information presented in this press release reflects current expectations based solely on information available as of the date of this press release and is subject to change, and may be adjusted as a result of, among other things, the completion of the Company’s financial and operating closing procedures, customary audit procedures, and other developments that may occur before the completion of these procedures. Accordingly, you should not place undue reliance on these preliminary financial results, which may differ materially from actual results. See “Forward-Looking Statements” below for a discussion of certain factors that could result in differences between the preliminary estimated unaudited consolidated financial results reported in this press release and actual results.

Fourth Quarter 2022 Conference Call Details

Gibraltar plans to release its fourth quarter 2022 financial results at approximately 7:30 a.m. ET on Wednesday, February 22, 2023, and will host a conference call that will be webcast live that same day starting at 9:00 a.m. ET. Those who wish to listen to the conference call should visit the Investors section of the Company’s website at www.gibraltar1.com. The call also may be accessed by dialing (877)

407-3088 or (201) 389-0927. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for one year.

About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the renewable energy, residential, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, availability of labor at our manufacturing and distribution facilities or on our project sites, further impacts of COVID-19 on our customers, suppliers, employees, operations, business, liquidity and cash flows, the loss of any key customers, adverse effects of inflation, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to our IT systems, the impact of regulation (including the Department of Commerce’s solar panel anti-circumvention investigation and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions.  Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K and Quarterly Report on Form 10-Q which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also discussed certain adjusted financial measures in this news release, including adjusted earnings per share (EPS), a non-GAAP financial measure. Adjusted EPS excludes special charges consisting of restructuring costs primarily associated with 80/20 simplification or lean initiatives, senior leadership transition costs, acquisition related costs, the operating losses generated by our processing business that has been classified as held-for-sale along with other adjustments to other income below operating profit. These special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. The adjusted measures exclude the results of the Processing business since it was classified as held for sale as of March 31, 2022. The results of the Processing business are considered non-recurring due to the Company’s commitment during the first quarter of 2022 to a plan to sell the Processing business. In evaluating its business, the Company considers and uses these non-GAAP financial measures as supplemental measures of its operating performance. The Company believes that the presentation of results excluding these items provides meaningful supplemental data to investors that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies.
Reconciliations of non-GAAP measures related to full-year 2022 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com